Exhibit 99.2
News Release

FOR IMMEDIATE RELEASE
FEBRUARY 8, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES
OFFERING OF $1.0 BILLION OF SENIOR NOTES DUE 2021

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 8, 2011 – Chesapeake Energy Corporation (NYSE:CHK) today announced that it is commencing a public offering of $1.0 billion of Senior Notes due 2021.  Chesapeake intends to use the net proceeds from the offering to repay indebtedness outstanding under its revolving bank credit facility, which it anticipates reborrowing from time to time to meet capital expenditure initiatives and for general corporate purposes. This offering is a part of Chesapeake's 2011 liability management program, which contemplates extending the maturity profile of its outstanding indebtedness and also retiring approximately
$2.0 - $3.0 billion of its shorter-dated senior notes using the proceeds from its recently announced planned asset sales.

The notes are being offered pursuant to a shelf registration statement filed August 3, 2010 with the U.S. Securities and Exchange Commission. Chesapeake intends to list the notes on the New York Stock Exchange after issuance.  Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC will act as joint book-running mangers for the offering.  Copies of the prospectus relating to the offering may be obtained from Morgan Stanley & Co. Incorporated (Attn: Prospectus Department, 180 Varick Street, 2nd Floor New York, NY 10014, by telephone (866) 718-1649 or by email: prospectus@morganstanley.com).  An electronic copy of the preliminary prospectus supplement will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the expected consummation of the offering described, the use of proceeds and the execution of Chesapeake's 2011 liability management program.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed. See “Risks Related to Our Business” in our Prospectus Supplement filed with the U.S. Securities and Exchange Commission on February 8, 2011 for a discussion of risk factors that affect our business.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154